Exhibit 99.1

LaBranche & Co Inc.

Larry Prendergast

Executive Vice President of Finance

Harvey S. Traison

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors:  Michael Polyviou

Media: Brian Maddox/Scot Hoffman

(212) 850-5600

LABRANCHE & CO INC. REPORTS SECOND QUARTER 2004 RESULTS

NEW YORK, New York, July 23, 2004 – LaBranche & Co Inc. (NYSE:LAB) today reported financial results for the second quarter and six months ended June 30, 2004.

Revenue for the 2004 second quarter increased to $90.7 million from $87.5 million for last year’s second quarter.  The second quarter 2004 revenue includes a $24.6 million appreciation in fair value of the Company’s investment in Lava Trading, Inc. due to the recent agreement of Citigroup Financial Products, Inc. to acquire Lava.  The Company, however, reported a net loss applicable to common stockholders of $25.6 million, or $0.43 per share, for the 2004 second quarter.  The loss includes charges of $55.9 million for premium and consent payments, accelerated discount amortization and related fees with respect to the Company’s repurchase of a substantial portion of its $100 million Senior Notes and $250 million Senior Subordinated Notes and a non-cash charge of $18.3 million for impairment of its exchange memberships.  Excluding the Lava write-up and the charges associated with the exchange membership impairment and debt repurchase, the Company’s operating income for the 2004 second quarter was $1.2 million, or $0.02 per share, compared to net income available to common stockholders of $10.6 million, or $0.18 per share, for the 2003 second quarter.

For the six months ended June 30, 2004, revenue increased to $170.6 million from $164.1 million in the comparable prior year period.  As described above, revenue for the first half of 2004 includes the $24.6 million write-up related to Lava.  The Company’s net loss applicable to common stockholders for the six-month period ended June 30, 2004 was $18.7 million, or $0.31 per share, which includes the above-mentioned exchange membership impairment and debt repurchase charges in the 2004 second quarter.  Excluding the Lava write-up and the charges associated with the exchange membership impairment and debt repurchase, the Company’s operating income for the first six months of 2004 was $8.0 million, or $0.13 per share, compared to net income available to common stockholders of $15.0 million, or $0.25 per share, for the first six months of 2003.

LaBranche has scheduled a conference call to review its 2004 second quarter results today at 10:00 a.m. (Eastern). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 650 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 105 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 250 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.
Condensed Consolidated Statements of Operations
(all data in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES:
Net gain on principal transactions	$40,445	$60,103	$92,743	$111,906
Commissions	23,725	24,859	49,248	47,375
Other	26,532	2,542	28,624	4,857
Total revenues	90,702	87,504	170,615	164,138

EXPENSES:
Employee compensation and related benefits	22,645	25,096	50,436	50,915
Interest	19,336	12,207	31,694	23,928
Exchange, clearing and brokerage fees	9,689	10,936	18,583	21,598
Lease of exchange memberships	3,954	6,186	8,097	12,655
Depreciation & amortization of intangibles	3,051	3,279	6,106	6,589
Exchange membership impairment	18,327	—	18,327	—
Debt repurchase premium	49,028	—	49,028	—
Other	9,954	7,767	19,985	15,147
Total expenses	135,984	65,471	202,256	130,832

Income (loss) before minority interest and provision (benefit) for income taxes	(45,282)	22,033	(31,641)	33,306

MINORITY INTEREST	195	127	370	127

Income (loss) before provision (benefit) for income taxes	(45,477)	21,906	(32,011)	33,179

PROVISION (BENEFIT) FOR INCOME TAXES	(20,976)	10,316	(15,424)	16,062

Net income (loss)	$(24,501)	$11,590	$(16,587)	$17,117

Series A Preferred dividends and discount accretion	1,056	942	2,112	2,109

Net income (loss) applicable to common shareholders	$(25,557)	$10,648	$(18,699)	$15,008

Weighted average shares outstanding:
Basic	59,822	59,525	59,814	59,510
Diluted	59,822	60,256	59,814	60,284

Earnings (loss) per share:
Basic	$(0.43)	$0.18	$(0.31)	$0.25
Diluted	$(0.43)	$0.18	$(0.31)	$0.25

LaBranche & Co Inc.
Condensed Consolidated Statements of Financial Condition
(all data in thousands)

	June 30, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$451,420	$491,885
Cash and securities segregated under federal regulations	3,341	3,959
Securities purchased under agreements to resell	30,000	13,000
Receivable from brokers, dealers and clearing organizations	266,065	142,639
Receivable from customers	5,727	3,434
U.S. Government obligations	249	—
Securities owned, at market value:
Corporate equities	284,247	265,568
Options	105,366	73,694
Exchange-traded funds	373,515	102,626
U.S. Government obligations	249	—
Commissions Receivable	4,721	4,613
Exchange memberships contributed for use, at market value	13,635	15,000
Exchange memberships owned, at adjusted cost (market value of $59,956 and $58,870, respectively)	59,332	77,319
Goodwill and other intangible assets	680,996	686,184
Other assets	112,519	79,681

Total assets	$2,391,382	$1,959,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$122,345	$45,172
Payable to customers	5,815	9,010
Securities sold, but not yet purchased, at market value:
Corporate equities	383,792	232,942
Options	89,303	67,079
Exchange-traded funds	279,230	115,140
U.S. Government obligations	6,704	—
Accrued compensation	29,168	42,833
Accounts payable and other accrued expenses	23,507	99,844
Income taxes payable	—	8,588
Deferred tax liabilities	172,873	172,846
Short term debt	8,855	101,971
Long term debt	481,529	255,606
Subordinated liabilities
Exchange memberships, at market value	13,635	15,000
Other subordinated indebtedness	17,285	20,285

Total liabilities	1,634,041	1,186,316

Minority Interest	370	322

Total stockholders’ equity	756,971	772,964
Total liabilities and stockholders’ equity	$2,391,382	$1,959,602

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges.  Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(audited)
Total revenues	$90,702	$87,504	$170,615	$164,138
Less: Lava write-up (1)	(24,580)	—	(24,580)	—
Pro-forma revenues	66,122	87,504	146,035	164,138

Total expenses	135,984	65,471	202,256	130,832
Less: Exchange membership impairment (2)	(18,327)	—	(18,327)	—
Less: Debt repurchase premium (3)	(55,857)	—	(55,857)	—
Pro-forma expenses	61,800	65,471	128,072	130,832

Income (loss) before minority interest and provision (benefit) for income taxes	(45,282)	22,033	(31,641)	33,306
Minority interest	195	127	370	127
Income (loss) before provision (benefit) for income taxes	(45,477)	21,906	(32,011)	33,179
Effect of pro-forma adjustment	49,604	—	49,604	—
Pro-forma income before provision for income taxes	4,127	21,906	17,593	33,179

Provision (benefit) for income taxes	(20,976)	10,316	(15,424)	16,062
Tax effect of pro-forma adjustment	22,867	—	22,867	—
Pro-forma provision for income taxes	1,891	10,316	7,443	16,062

Net income (loss) applicable to common shareholders	$(25,557)	$10,648	$(18,699)	$15,008
Net effect of pro-forma adjustment	26,737	—	26,737	—
Pro-forma net income applicable to common shareholders	$1,180	$10,648	$8,038	$15,008

Earnings (loss) per share:
Diluted	$(0.43)	$0.18	$(0.31)	$0.25
Net effect of pro-forma adjustment	0.45	—	0.44	—
Diluted—pro-forma	$0.02	$0.18	$0.13	$0.25

(1)              Reflects the write-up in value of the Company’s investment in Lava Trading Inc. due to an executed merger agreement among Citigroup Financial Products, Inc., Lava and certain major stockholders of Lava.

(2)              Reflects the write-down to fair value, as determined by Management, of the Company’s exchange memberships.

(3)              Reflects expenses and the premium paid related to the Company’s repurchase of a substantial portion of its $100 million Senior Notes and $250 million Senior Subordinated Notes.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

NYSE average daily share volume (millions)	1,461.2	1,475.9	1,500.2	1,448.1

LAB share volume on NYSE (billions)	23.3	25.0	49.2	48.2

LAB dollar volume on NYSE (billions)	$696.2	$643.8	$1,439.6	$1,210.4

LAB number of principal trades on the NYSE (millions)	7.0	8.4	14.3	17.5

LAB principal shares traded on the NYSE (billions)	5.3	7.4	11.8	15.0

LAB dollar value of principal shares traded on the NYSE (billions)	$168.3	$187.9	$364.3	$379.7

LAB NYSE common stock listings	572	580	572	580

LAB AMEX common stock listings	105	96	105	96

LAB AMEX option listings	229	227	229	227

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